UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2009

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of principal executive offices)

+8610 8216 6688

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Business Combination Agreement

On December 4, 2009, AsiaInfo Holdings, Inc., a Delaware corporation (the “Company”) entered into a Business Combination Agreement (the “Combination Agreement”) with Linkage Technologies International Holdings Limited, a company organized under the laws of the Cayman Islands (“Linkage”), certain shareholders of Linkage, and Libin Sun as agent for the shareholders of Linkage.

Pursuant to the Combination Agreement, the Company has agreed to purchase from Linkage 100% of the outstanding share capital of Linkage’s wholly-owned subsidiary, Linkage Technologies Investment Limited, a company organized under the laws of the British Virgin Islands for US$60 million in cash and 26,832,731 shares of the Company’s common stock, par value $0.01, subject to certain adjustments (the “Combination”).

The parties have made certain representations, warranties and covenants in the Combination Agreement. The Combination Agreement also provides that Linkage and certain shareholders of Linkage will indemnify the Company and its officers, directors, employees, agents and certain affiliates for breaches by Linkage and certain Linkage shareholders of their respective representations, warranties and covenants set forth in the Combination Agreement and certain other matters. Ten percent (10%) of the aggregate consideration to be paid to Linkage will be deposited into an escrow account for a period of 18 months as security for such indemnification obligations.

The consummation of the Combination is subject to various closing conditions, including that:

•	the Company’s stockholders have approved the Combination and a change of the Company’s name to “AsiaInfo-Linkage, Inc.”;

•

Libin Sun, the Chairman and Chief Executive Officer of Linkage, Guoxiang Liu, a director and President of Linkage, and Xiwei Huang, a director and Chief Operating Officer and Chief Accounting Officer of Linkage, have been offered employment agreements with AsiaInfo to be effective upon the closing under the Combination Agreement (the “Closing”);

•	Mr. Sun, Mr. Huang, and an independent director designated by Linkage have been appointed to the board to be effective upon the Closing; and

•	the Company has entered into a registration rights agreement granting certain demand and piggyback registration rights.

The Combination Agreement contains certain termination rights for both the Company and Linkage. Upon a material and uncured breach of representations and warranties or covenants by Linkage and certain Linkage shareholders on the one hand, or the Company on the other hand, the non-breaching party would be entitled to terminate the Combination Agreement and receive a termination fee of $17.6 million. In addition, in the event that the board changes its recommendation that stockholders vote in favor of the proposals, Linkage would be entitled to terminate the Combination Agreement and receive a termination fee of $17.6 million from the Company, and in the event that the stockholders of the Company do not vote in favor of the proposals, Linkage would be entitled to terminate the Combination Agreement and receive a termination fee of $10.0 million from the Company.

The board has approved the Combination Agreement and determined that the Combination Agreement and the Combination are advisable and both fair to and in the best interest of the Company’s stockholders. Merrill Lynch (Asia Pacific) Limited and The Hina Group Holdings served as financial advisors to the board. In connection with such service, Merrill Lynch (Asia Pacific) Limited rendered an opinion to the board that the consideration to be paid to Linkage is fair, from a financial point of view, to the Company.

Investors are cautioned that the representations, warranties and covenants included in the Combination Agreement were made by the parties to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Combination Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality that may be different from that generally relevant to investors, and are qualified by information in confidential disclosure schedules that the parties exchanged in connection with the execution of the Combination Agreement. In addition, the representations and warranties may have been included in the Combination Agreement for the purpose of allocating risk between the parties, rather than to establish matters as facts.

Lock-Up Agreements

In connection with the execution of the Combination Agreement, Libin Sun, the Chairman and Chief Executive Officer of Linkage, LT International Limited, an entity controlled by Mr. Sun, Guoxiang Liu, a director and President of Linkage, Xiwei Huang, a director and Chief Operating Officer and Chief Accounting Officer of Linkage, Haidong Pang, a shareholder of Linkage, and Edward Tian, a director of the Company, entered into lock-up agreements in connection with the execution of the Combination Agreement. By the date of Closing, shareholders collectively owning at least 95% of Linkage’s shares must also enter into lock-up agreements. The lock-up agreements prohibit transfers of the Company’s shares received pursuant to the Combination Agreement until they are released from lock-up, subject to certain exceptions. At each 6-month anniversary of the Closing, 25% of the shares held by each of the parties will be released from lock-up.

Voting Agreement

Concurrently and in connection with the execution of the Combination Agreement, Linkage, Edward Tian, a director of the Company, and James Ding, Chairman of the board of the Company, entered into a Voting Agreement pursuant to which each of Mr. Tian and Mr. Ding agreed to vote all of their respective shares of the Company’s common stock in favor of approval of the Combination Agreement and the Combination.

Stockholders’ Agreement

Concurrently and in connection with the execution of the Combination Agreement, the Company entered into a stockholders’ agreement with each of Linkage, Edward Tian and Libin Sun containing certain restrictions on the voting of Company shares following the Closing. Pursuant to the agreement, Mr. Tian and Mr. Sun each agreed to vote all of their respective voting shares (i) in favor of the election or re-election to the board of the other, and (ii) on all other matters (except their own elections to the board), in proportion to the votes for and against, and the abstentions and withholds, of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors that are not held by Mr. Tian or Mr. Sun or issued pursuant to the Combination Agreement.

The foregoing descriptions of the Combination Agreement, the lock-up agreements, the voting agreement, and the stockholders’ agreement, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 2.1, 10.1, 10.2, and 10.3, respectively, and are incorporated by reference herein.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company and Linkage. In connection with the proposed transaction, the Company plans to file with the Securities and Exchange Commission (the “SEC”) a Proxy Statement of the Company and other documents regarding the proposed transaction. The definitive Proxy Statement will be mailed to stockholders of the Company. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT

AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED COMBINATION.

Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed with the SEC from the Company by going to the Company’s corporate website at www.asiainfo.com.

The Company and our executive officers and directors may be deemed to be participants in the solicitation of proxies from our stockholders in favor of the proposed Combination. Information regarding such officers and directors is included in our Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on March 5, 2009, and our proxy statement for our 2009 annual meeting of stockholders filed with the SEC on March 5, 2009. These documents are available free of charge at the SEC’s website at www.sec.gov and from us. Additional information regarding the interests of these individuals will also be included in the Proxy Statement regarding the proposed Combination when it becomes available.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference. The issuance of shares of the Company’s common stock in connection with the Combination is expected to be exempt from the registration requirements of the Securities Action of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder, and/or upon Regulation S promulgated under the Securities Action of 1933, as amended, based upon appropriate representations, warranties and certifications that the Company has obtained, or will obtain prior to issuance, from the Linkage shareholders receiving such shares.

Item 7.01.	Regulation FD Disclosure.

On December 6, 2009, the Company (i) held a conference call regarding the Combination, a transcript of which is furnished herewith as Exhibit 99.1 and incorporated herein by reference; and (ii) made available a presentation posted on the Investor Relations section of the www.asiainfo.com regarding the Combination, a copy of which is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

The information contained in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Business Combination Agreement, dated December 4, 2009, by and among the Company, Linkage Technologies International Holdings Limited and the other parties thereto *

10.1	Form of Lock-Up Agreement, dated December 4, 2009

10.2	Voting Agreement, dated December 4, 2009, by and among the Company, Linkage, Edward Tian and James Ding

10.3	Stockholders’ Agreement, dated December 4, 2009, by and among the Company, Linkage, Edward Tian and Libin Sun

99.1	Transcript of conference call held on December 6, 2009

99.2	Investor presentation dated December 6, 2009

*	Exhibits and schedules to the Business Combination Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted exhibits and schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: December 9, 2009		/S/ WEI LI
	Name:	Wei Li
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Business Combination Agreement, dated December 4, 2009, by and among the Company, Linkage Technologies International Holdings Limited and the other parties thereto *

10.1	Form of Lock-Up Agreement, dated December 4, 2009

10.2	Voting Agreement, dated December 4, 2009, by and among the Company, Linkage, Edward Tian and James Ding

10.3	Stockholders’ Agreement, dated December 4, 2009, by and among the Company, Linkage, Edward Tian and Libin Sun

99.1	Transcript of conference call held on December 6, 2009

99.2	Investor presentation dated December 6, 2009

*	Exhibits and schedules to the Business Combination Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted exhibits and schedules to the SEC upon request.